                                                                   EXHIBIT 99.1

[THE HOME DEPOT LOGO]

             THE HOME DEPOT REPORTS RECORD FIRST QUARTER EARNINGS; EPS INCREASED 8.3% TO $0.39 ON SALES OF $15.1 BILLION

ATLANTA, GEORGIA, May 20, 2003 - The Home Depot, the world's largest home improvement retailer, today reported record first quarter net earnings of $907 million ($0.39 per diluted share) for fiscal 2003, compared with net earnings of $856 million ($0.36 per diluted share) in fiscal 2002. Sales for the period increased 5.8 percent to $15.1 billion and comparable store sales declined 1.6 percent.

"The Home Depot is beginning to gain traction from the transformational initiatives launched last year," said Bob Nardelli, Chairman, President & CEO. "We introduced new products, increased the overall inventory levels in our stores, and introduced a cohesive, nationwide marketing program. Collectively, these initiatives helped us perform through a tough environment. Our store reinvestment strategy is delivering a cleaner, brighter shopping environment as we continued with our store resets and remodels. Our 315,000 associates focused on sales, service and execution during the quarter and delivered the highest average ticket in company history.

"While we remain cautious on the domestic economic outlook, the strength of our balance sheet and our operating performance will allow us to stay on strategy with continued investment in our stores, our associates, and our customers," Nardelli said.

The Home Depot reaffirmed that it expects sales for fiscal 2003 to increase between 9 and 12 percent and earnings per diluted share to increase between 9 and 14 percent. Comparable sales are expected to be flat to slightly positive on the year. The company provides sales, earnings and other financial forward-looking guidance on an annual basis only, consistent with its long-term outlook for the business.

The Home Depot will conduct a conference call to discuss information included in this news release and related matters at 9 a.m. EDT on Tuesday, May 20. The conference call is available for analysts and institutional investors at (719) 457-2698, and the passcode is 122481. The conference call will be available in its entirety through a webcast at www.homedepot.com, and will be available through replay at www.homedepot.com under the caption Investor Relations through Tuesday, August 19, 2003.


                                     -more-

Statements of The Home Depot's expectations for total sales growth, comparable store sales, and earnings performance in this release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the company's historical experience and its present expectations. These risks and uncertainties include, but are not limited to, fluctuations in and the overall condition of the U.S. economy, stability of costs and availability of sourcing channels, conditions affecting new store development, the company's ability to implement new technologies and processes, the company's ability to attract, train and retain highly-qualified associates, unanticipated weather conditions, and the impact of competition and regulatory and litigation matters. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made. Additional information regarding these and other risks is contained in the company's periodic filings with the Securities and Exchange Commission.

During the first quarter, The Home Depot opened 36 new stores. At the end of the first quarter of fiscal 2003, the company operated a total of 1,568 stores, including 1,396 Home Depot stores in the United States, 90 Home Depot stores in Canada, and 15 Home Depot stores in Mexico. The company also operates 53 EXPO Design Centers, 5 HD Supply stores, 8 HD Landscape Supply stores, and one Home Depot Floor Store. Home Depot stock is publicly traded (NYSE: HD) and is included in the Dow Jones Industrial Average and the Standard & Poor's 500 Index.

                                      ###

For further information, contact:
Investors & Analysts                             News Media
Bob Burton                                       Jerry Shields
Vice President of Investor Relations             Sr. Public Relations Manager
770-384-2666                                     770-384-2741
bob_burton@homedepot.com                         jerry_shields@homedepot.com

                              THE HOME DEPOT, INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS
               FOR THE QUARTERS ENDED MAY 4, 2003 AND MAY 5, 2002
                                  (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)

                                                          QUARTERS ENDED
                                                     ------------------------
                                                      5-4-03          5-5-02
                                                     ------------------------
NET SALES                                            $ 15,104        $ 14,282
COST OF MERCHANDISE SOLD                               10,275           9,922
                                                     ------------------------
  GROSS PROFIT                                          4,829           4,360

OPERATING EXPENSES:
  Selling and Store Operating                           3,095           2,745
  Pre-Opening                                              15              25
  General & Administrative                                271             228
                                                     ------------------------
  TOTAL OPERATING EXPENSES                              3,381           2,998
                                                     ------------------------

  OPERATING INCOME                                      1,448           1,362

INTEREST AND INVESTMENT INCOME                             12              17
INTEREST EXPENSE                                          (18)             (7)
                                                     ------------------------
  INTEREST, NET                                            (6)             10
                                                     ------------------------

EARNINGS BEFORE PROVISION FOR INCOME TAXES              1,442           1,372

PROVISION FOR INCOME TAXES                                535             516
                                                     ------------------------
  NET EARNINGS                                       $    907        $    856
                                                     ========================

WEIGHTED AVERAGE COMMON SHARES                          2,292           2,349

BASIC EARNINGS PER SHARE                             $   0.40        $   0.36

DILUTED WEIGHTED AVERAGE COMMON SHARES                  2,297           2,365

DILUTED EARNINGS PER SHARE                           $   0.39        $   0.36

SELECTED HIGHLIGHTS                                        QUARTERS ENDED
                                                       ---------------------
                                                       5-4-03         5-5-02
                                                       ---------------------
Customer Transactions                                      296           284
Average Sale per Transaction                           $ 51.29       $ 50.40
Weighted Avg. Weekly Sales per Store (000's)           $   753       $   808
Square Footage - End of Period                             169           151
Capital Expenditures                                   $   756       $   639
Depreciation and Amortization                          $   248       $   209

                              THE HOME DEPOT, INC.
                          CONSOLIDATED BALANCE SHEETS
         FOR THE PERIODS ENDED MAY 4, 2003, MAY 5, 2002 and FEBRUARY 2, 2003
                             (AMOUNTS IN MILLIONS)

                                                             PERIODS ENDED
                                                --------------------------------------
                                                  5-4-03        5-5-02        2-2-03
                                                -----------   -----------    ---------
                                                (UNAUDITED)   (UNAUDITED)    (AUDITED)

 ASSETS
  Cash and Cash Equivalents                       $ 4,264       $ 4,982       $ 2,188
  Short-Term Investments                               76           193            65
  Receivables, Net                                  1,386         1,082         1,072
  Merchandise Inventories                           9,264         7,417         8,338
  Other Current Assets                                319           254           254
                                                  -------       -------       -------
     Total Current Assets                          15,309        13,928        11,917

  Property and Equipment, Net                      17,654        15,768        17,168
  Other Assets                                        784           713           926
                                                  -------       -------       -------
                                                  $33,747       $30,409       $30,011
                                                  =======       =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts Payable                                $ 6,397       $ 5,567       $ 4,560
  Accrued Salaries and Related Expenses               945           869           809
  Other Current Liabilities                         3,583         2,987         2,666
                                                  -------       -------       -------
     Total Current Liabilities                     10,925         9,423         8,035

  Long-Term Debt                                    1,321         1,285         1,321
  Other Long-Term Liabilities                         823           627           853
                                                  -------       -------       -------
     Total Liabilities                             13,069        11,335        10,209

  Total Stockholders' Equity                       20,678        19,074        19,802
                                                  -------       -------       -------
                                                  $33,747       $30,409       $30,011
                                                  =======       =======       =======